EXHIBIT 99.1

Linde Reports Second-Quarter 2025 Results

Second-Quarter Highlights

➢	Sales $8.5 billion, up 3% YoY, underlying sales up 1%
➢	Operating profit $2.4 billion, adjusted operating profit $2.6 billion, up 6%
➢	Operating profit margin 27.7%; adjusted operating profit margin 30.1%, up 80 basis points
➢	EPS $3.73, up 8%; adjusted EPS $4.09, up 6% YoY
➢	Second-quarter operating cash flow of $2.2 billion, up 15% versus prior year
➢	Full-year 2025 adjusted EPS guidance of $16.30 - $16.50 representing 5% to 6%, or 4% to 5% ex. FX, growth year-over-year

Woking, UK, August 1, 2025 – Linde plc (Nasdaq: LIN) today reported second-quarter 2025 net income of $1,766 million and diluted earnings per share of $3.73, up 6% and up 8%, respectively. Excluding Linde AG purchase accounting impacts, adjusted net income was $1,937 million, up 4% versus prior year. Adjusted earnings per share was $4.09, 6% above prior year.

Linde’s sales for the second quarter were $8,495 million, up 3% versus prior year. Compared to prior year, underlying sales increased 1% from 2% price attainment partially offset by 1% lower volumes largely driven by the manufacturing end market.

Second-quarter operating profit was $2,354 million. Adjusted operating profit of $2,556 million was up 6% versus prior year led by higher price and continued productivity initiatives across all segments. Adjusted operating profit margin of 30.1% was 80 basis points above prior year.

Second-quarter operating cash flow of $2,211 million increased 15% versus prior year. After capital expenditures of $1,257 million, free cash flow was $954 million. During the quarter, the company returned $1,811 million to shareholders through dividends and stock repurchases, net of issuances.

Commenting on the financial results and business outlook, Chief Executive Officer Sanjiv Lamba said, “For the second quarter, Linde once again demonstrated strong resiliency as our employees delivered high-quality results against a muted industrial economy.  EPS grew 6% and operating margins expanded 80 basis points versus prior year.  In addition, we continue to secure future, contractual growth with the addition of several new wins to the project backlog, including another long-term agreement to supply gases to a world-scale low-carbon ammonia facility in the U.S. Gulf Coast. The current $7.1 billion sale-of-gas backlog will ensure attractive growth for years to come, and I’m confident in our ability to add even more high-quality projects, especially in the electronic and clean energy end markets.”

“For the second half of 2025, we maintain a more measured view of the underlying macro trends. But regardless of this economic outlook, we will continue to generate long-term shareholder value.”

For the third quarter of 2025, Linde expects adjusted diluted earnings per share in the range of $4.10 to $4.20, up 4% to 7% versus prior-year quarter, or 3% to 6% when excluding 1% of estimated currency tailwind.

For the full-year 2025, the company expects adjusted diluted earnings per share to be in the range of $16.30 to $16.50, up 5% to 6% versus prior year, or 4% to 5% when excluding 1% of estimated currency tailwind. Full-year capital expenditures are expected to be in the range of $5.0 billion to $5.5 billion to support growth and maintenance requirements including the $7.1 billion contractual sale of gas project backlog.

Second-Quarter 2025 Results by Segment

Americas sales of $3,812 million were up 4% versus prior year. Compared with second quarter 2024, underlying sales increased 4%, driven by 3% higher pricing and 1% higher volumes, primarily in the chemicals & energy end market.  Operating profit of $1,209 million was 31.7% of sales, flat versus prior year.

APAC (Asia Pacific) sales of $1,655 million were flat versus prior year. Compared with second quarter 2024, underlying sales decreased 1%, driven by stable pricing and 1% lower volumes, primarily in the manufacturing end market. Operating profit of $490 million was 29.6% of sales, 100 basis points above prior year.

EMEA (Europe, Middle East & Africa) sales of $2,162 million were up 3% versus prior year. Compared with second quarter 2024, underlying sales decreased 1%, driven by 3% higher pricing that was more than offset by 4% lower volumes, primarily in the metals & mining and manufacturing end markets. Operating profit of $780 million was 36.1% of sales, 240 basis points above prior year.

Linde Engineering sales were $551 million, up 1% versus prior year, and operating profit was $90 million or 16.3% of sales. Order intake for the quarter was $311 million and third-party sale of equipment backlog was $3.2 billion.

Earnings Call

A teleconference on Linde’s second-quarter 2025 results is being held today at 9:00 am EDT.

Live conference call	US Toll-Free Dial-In Number: 1 888 770 7292 UK Toll-Free Dial-In Number: 0800 358 0970 Access code: 6877110
Live webcast (listen-only)	https://www.linde.com/investors/financial-reports

Materials to be used in the teleconference are also available on the website.

About Linde

Linde is a leading global industrial gases and engineering company with 2024 sales of $33 billion. We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain, decarbonize and protect our planet.

The company serves a variety of end markets such as chemicals & energy, food & beverage, electronics, healthcare, manufacturing, metals and mining. Linde's industrial gases and technologies are used in countless applications including production of clean hydrogen and carbon capture systems critical to the energy transition, life-saving medical oxygen and high-purity & specialty gases for electronics. Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

Adjusted amounts, free cash flow and return on capital are non-GAAP measures. See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2025. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions.  They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties.  These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, pandemics such as COVID-19 and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business.  These risks and uncertainties may cause future results or circumstances to differ materially from adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances.  The above listed risks and uncertainties are further described in Item 1A.  Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 26, 2025 which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON GAAP MEASURES AND RECONCILIATIONS" starting on page 9 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Net Income		Diluted EPS	
Quarter Ended June 30,	2025	2024	2025	2024	2025	2024	2025	2024
Reported GAAP Amounts	$ 8,495	$ 8,267	$ 2,354	$ 2,184	$ 1,766	$ 1,663	$ 3.73	$ 3.44
Purchase accounting impacts - Linde AG (b)	—	—	202	238	171	196	0.36	0.41
Adjusted amounts	$ 8,495	$ 8,267	$ 2,556	$ 2,422	$ 1,937	$ 1,859	$ 4.09	$ 3.85

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Net Income		Diluted EPS	
Year to Date June 30,	2025	2024	2025	2024	2025	2024	2025	2024
Reported GAAP Amounts	$ 16,607	$ 16,367	$ 4,538	$ 4,279	$ 3,439	$ 3,290	$ 7.24	$ 6.79
Cost reduction program and other charges (a)	—	—	55	—	37	(5)	0.08	(0.01)
Purchase accounting impacts - Linde AG (b)	—	—	401	484	341	395	0.72	0.82
Total adjustments	—	—	456	484	378	390	0.80	0.81
Adjusted amounts	$ 16,607	$ 16,367	$ 4,994	$ 4,763	$ 3,817	$ 3,680	$ 8.04	$ 7.60

(a) 2025 Cost reduction program and other charges are primarily related to severance.

(b) To adjust for purchase accounting impacts related to the merger.

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LINDE PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

(Millions of dollars, except per share data)	Quarter Ended June 30, 2025	Quarter Ended June 30, 2024	Year to Date June 30, 2025	Year to Date June 30, 2024
Sales	$ 8,495	$ 8,267	$ 16,607	$ 16,367
Cost of sales	4,306	4,251	8,463	8,467
Selling, general and administrative	870	840	1,656	1,700
Depreciation and amortization	942	958	1,852	1,907
Research and development	38	36	76	74
Cost reduction program and other charges	—	—	55	—
Other income (expense) - net	15	2	33	60
Operating Profit	2,354	2,184	4,538	4,279
Interest expense - net	67	70	127	135
Net pension and OPEB cost (benefit), excluding service cost	(59)	(49)	(115)	(99)
Income Before Income Taxes and Equity Investments	2,346	2,163	4,526	4,243
Income taxes	573	508	1,084	971
Income Before Equity Investments	1,773	1,655	3,442	3,272
Income from equity investments	33	45	71	93
Income (Including Noncontrolling Interests)	1,806	1,700	3,513	3,365
Less: noncontrolling interests	(40)	(37)	(74)	(75)
Net Income – Linde plc	$ 1,766	$ 1,663	$ 3,439	$ 3,290
Per Share Data – Linde plc Shareholders				
Basic earnings per share	$ 3.75	$ 3.46	$ 7.29	$ 6.84
Diluted earnings per share	$ 3.73	$ 3.44	$ 7.24	$ 6.79
Cash dividends per share	$ 1.50	$ 1.39	$ 3.00	$ 2.78
Weighted Average Shares Outstanding (000's):				
Basic shares outstanding (000's)	470,865	479,973	471,857	480,943
Diluted shares outstanding (000's)	473,573	483,177	474,691	484,366

Note: See page 9 for a reconciliation to adjusted amounts which are Non-GAAP.

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

(Millions of dollars)		June 30, 2025		December 31, 2024
Assets				
Cash and cash equivalents	$	4,786	$	4,850
Accounts receivable - net		5,230		4,622
Contract assets		260		263
Inventories		2,122		1,946
Prepaid and other current assets		1,229		1,264
Total Current Assets		13,627		12,945
Property, plant and equipment - net		26,928		24,775
Goodwill		27,812		25,937
Other intangibles - net		12,082		11,330
Other long-term assets		5,629		5,160
Total Assets	$	86,078	$	80,147
Liabilities and Equity				
Accounts payable	$	2,593	$	2,507
Short-term debt		4,879		4,223
Current portion of long-term debt		1,340		2,057
Contract liabilities		1,261		1,194
Other current liabilities		4,641		4,563
Total Current Liabilities		14,714		14,544
Long-term debt		19,701		15,343
Other long-term liabilities		11,677		10,772
Total Liabilities	$	46,092	$	40,659
Redeemable noncontrolling interests		13		13
Linde plc Shareholders' Equity				
Ordinary shares		1		1
Additional paid-in capital		39,411		39,603
Retained earnings		14,595		12,634
Accumulated other comprehensive income (loss)		(6,250)		(6,894)
Less: Treasury shares, at cost		(9,242)		(7,252)
Total Linde plc Shareholders' Equity		38,515		38,092
Noncontrolling interests		1,458		1,383
Total Equity	$	39,973	$	39,475
Total Liabilities and Equity	$	86,078	$	80,147

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Quarter Ended June 30,		Year to Date June 30,	
(Millions of dollars)	2025	2024	2025	2024
Operations				
Net income - Linde plc	$ 1,766	$ 1,663	$ 3,439	$ 3,290
Add: Noncontrolling interests	40	37	74	75
Net income (including noncontrolling interests)	1,806	1,700	3,513	3,365
Adjustments to reconcile net income to net cash provided by operating activities:				
Cost reduction program and other charges (a)	(32)	(20)	(14)	(75)
Depreciation and amortization	942	958	1,852	1,907
Accounts receivable	(79)	(61)	(309)	(422)
Contract assets and liabilities, net	43	(139)	(22)	(189)
Inventory	(45)	4	(36)	(23)
Payables and accruals	(290)	(328)	(499)	(393)
Pension contributions	(10)	(13)	(15)	(24)
Deferred income taxes and other	(124)	(172)	(98)	(263)
Net cash provided by (used for) operating activities	2,211	1,929	4,372	3,883
Investing				
Capital expenditures	(1,257)	(1,133)	(2,527)	(2,181)
Acquisitions, net of cash acquired	(158)	(152)	(270)	(152)
Divestitures, net of cash divested and asset sales	11	15	24	22
Other investing, net	(53)	—	(53)	—
Net cash provided by (used for) investing activities	(1,457)	(1,270)	(2,826)	(2,311)
Financing				
Debt increase (decrease) - net	346	1,320	1,839	2,535
Issuances of ordinary shares	4	5	15	21
Purchases of ordinary shares	(1,111)	(1,440)	(2,222)	(2,481)
Cash dividends - Linde plc shareholders	(704)	(665)	(1,412)	(1,334)
Noncontrolling interest transactions and other	99	(28)	26	(217)
Net cash provided by (used for) financing activities	(1,366)	(808)	(1,754)	(1,476)
Effect of exchange rate changes on cash and cash equivalents	104	(73)	144	(134)
Change in cash and cash equivalents	(508)	(222)	(64)	(38)
Cash and cash equivalents, beginning-of-period	5,294	4,848	4,850	4,664
Cash and cash equivalents, end-of-period	$ 4,786	$ 4,626	$ 4,786	$ 4,626

(a) 2025 Cost reduction program and other charges are primarily related to severance. Related cash outflows were $32 million and $20 million for the quarters ended June 30, 2025 and 2024, respectively, and $69 million and $75 million for the six months ended June 30, 2025 and 2024, respectively.

Page 8 of 10

LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

(Millions of dollars)	Quarter Ended June 30, 2025	Quarter Ended June 30, 2024	Year to Date June 30, 2025	Year to Date June 30, 2024
Sales				
Americas	$ 3,812	$ 3,655	$ 7,478	$ 7,215
EMEA	2,162	2,091	4,193	4,182
APAC	1,655	1,657	3,194	3,248
Engineering	551	544	1,116	1,083
Other	315	320	626	639
Total segment sales	$ 8,495	$ 8,267	$ 16,607	$ 16,367
Operating Profit				
Americas	$ 1,209	$ 1,159	$ 2,346	$ 2,247
EMEA	780	704	1,502	1,391
APAC	490	474	941	921
Engineering	90	96	204	196
Other	(13)	(11)	1	8
Segment operating profit	2,556	2,422	4,994	4,763
Cost reduction program and other charges	—	—	(55)	—
Purchase accounting impacts - Linde AG	(202)	(238)	(401)	(484)
Total operating profit	$ 2,354	$ 2,184	$ 4,538	$ 4,279

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors' understanding of the company's financial information by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2025			2024				
(Millions of dollars)	Year to Date June 30,	Q2	Q1	Year to Date June 30,	Q4	Q3	Q2	Q1
Adjusted Operating Profit and Operating Margin								
Reported operating profit	$ 4,538	$ 2,354	$ 2,184	$ 4,279	$ 2,270	$ 2,086	$ 2,184	$ 2,095
Add: Cost reduction program and other charges	55	—	55	—	—	145	—	—
Add: Purchase accounting impacts - Linde AG (c)	401	202	199	484	210	246	238	246
Total adjustments	456	202	254	484	210	391	238	246
Adjusted operating profit	$ 4,994	$ 2,556	$ 2,438	$ 4,763	$ 2,480	$ 2,477	$ 2,422	$ 2,341
Reported percentage change	6 %	8 %	4 %					
Adjusted percentage change	5 %	6 %	4 %					
Reported sales	$ 16,607	$ 8,495	$ 8,112	$ 16,367	$ 8,282	$ 8,356	$ 8,267	$ 8,100
Reported operating margin	27.3 %	27.7 %	26.9 %	26.1 %	27.4 %	25.0 %	26.4 %	25.9 %
Adjusted operating margin	30.1 %	30.1 %	30.1 %	29.1 %	29.9 %	29.6 %	29.3 %	28.9 %
Adjusted Depreciation and amortization								
Reported depreciation and amortization	$ 1,852	$ 942	$ 910	$ 1,907	$ 913	$ 960	$ 958	$ 949
Less: Purchase accounting impacts - Linde AG (c)	(389)	(198)	(191)	(477)	(206)	(240)	(237)	(240)
Adjusted depreciation and amortization	$ 1,463	$ 744	$ 719	$ 1,430	$ 707	$ 720	$ 721	$ 709
Adjusted Other Income (Expense) - net								
Reported Other Income (Expense) - net	$ 33	$ 15	$ 18	$ 60	$ 74	$ 51	$ 2	$ 58
Add: Purchase accounting impacts - Linde AG (c)	(12)	(4)	(8)	(7)	(4)	(6)	(1)	(6)
Adjusted Other Income (Expense) - net	$ 45	$ 19	$ 26	$ 67	$ 78	$ 57	$ 3	$ 64
Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost								
Reported net pension and OPEB cost (benefit), excluding service cost	$ (115)	$ (59)	$ (56)	$ (99)	$ (46)	$ (45)	$ (49)	$ (50)
Add: Pension settlement charges	—	—	—	—	(4)	(6)	—	—
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$ (115)	$ (59)	$ (56)	$ (99)	$ (50)	$ (51)	$ (49)	$ (50)
Adjusted Interest Expense - Net								
Reported interest expense - net	$ 127	$ 67	$ 60	$ 135	$ 53	$ 68	$ 70	$ 65
Add: Purchase accounting impacts - Linde AG (c)	—	—	—	3	—	—	1	2
Adjusted interest expense - net	$ 127	$ 67	$ 60	$ 138	$ 53	$ 68	$ 71	$ 67

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(Millions of dollars)	2025 Year to Date June 30,	2025 Q2	2025 Q1	2024 Year to Date June 30,	2024 Q4	2024 Q3	2024 Q2	2024 Q1
Adjusted Income Taxes (a)								
Reported income taxes	$ 1,084	$ 573	$ 511	$ 971	$ 533	$ 498	$ 508	$ 463
Add: Purchase accounting impacts - Linde AG (c)	90	46	44	116	44	60	56	60
Add: Pension settlement charges	—	—	—	—	1	1	—	—
Add: Cost reduction program and other charges	18	—	18	5	10	21	—	5
Total adjustments	108	46	62	121	55	82	56	65
Adjusted income taxes	$ 1,192	$ 619	$ 573	$ 1,092	$ 588	$ 580	$ 564	$ 528
Adjusted Effective Tax Rate (a)								
Reported income before income taxes and equity investments	$ 4,526	$ 2,346	$ 2,180	$ 4,243	$ 2,263	$ 2,063	$ 2,163	$ 2,080
Add: Pension settlement charge	—	—	—	—	4	6	—	—
Add: Purchase accounting impacts - Linde AG (c)	401	202	199	481	210	246	237	244
Add: Cost reduction program and other charges	55	—	55	—	—	145	—	—
Total adjustments	456	202	254	481	214	397	237	244
Adjusted income before income taxes and equity investments	$ 4,982	$ 2,548	$ 2,434	$ 4,724	$ 2,477	$ 2,460	$ 2,400	$ 2,324
Reported Income taxes	$ 1,084	$ 573	$ 511	$ 971	$ 533	$ 498	$ 508	$ 463
Reported effective tax rate	24.0%	24.4%	23.4%	22.9%	23.6%	24.1%	23.5%	22.3%
Adjusted income taxes	$ 1,192	$ 619	$ 573	$ 1,092	$ 588	$ 580	$ 564	$ 528
Adjusted effective tax rate	23.9%	24.3%	23.5%	23.1%	23.7%	23.6%	23.5%	22.7%
Income from Equity Investments								
Reported income from equity investments	$ 71	$ 33	$ 38	$ 93	$ 39	$ 38	$ 45	$ 48
Add: Purchase accounting impacts - Linde AG (c)	36	18	18	36	18	18	18	18
Adjusted income from equity investments	$ 107	$ 51	$ 56	$ 129	$ 57	$ 56	$ 63	$ 66
Adjusted Noncontrolling Interests								
Reported noncontrolling interests	$ (74)	$ (40)	$ (34)	$ (75)	$ (44)	$ (53)	$ (37)	$ (38)
Add: Purchase accounting impacts - Linde AG (c)	(6)	(3)	(3)	(6)	(3)	(3)	(3)	(3)
Add: Cost reduction program and other charges	—	—	—	—	—	16	—	—
Total adjustments	(6)	(3)	(3)	(6)	(3)	13	(3)	(3)
Adjusted noncontrolling interests	$ (80)	$ (43)	$ (37)	$ (81)	$ (47)	$ (40)	$ (40)	$ (41)
Adjusted Net Income - Linde plc (b)								
Reported net income	$ 3,439	$ 1,766	$ 1,673	$ 3,290	$ 1,725	$ 1,550	$ 1,663	$ 1,627
Add: Pension settlement charge	—	—	—	—	3	5	—	—
Add: Cost reduction program and other charges	37	—	37	(5)	(10)	140	—	(5)
Add: Purchase accounting impacts - Linde AG (c)	341	171	170	395	181	201	196	199
Total adjustments	378	171	207	390	174	346	196	194
Adjusted net income - Linde plc	$ 3,817	$ 1,937	$ 1,880	$ 3,680	$ 1,899	$ 1,896	$ 1,859	$ 1,821

Page 9 of 10 cont'd

(Millions of dollars)	2025 Year to Date June 30,	2025 Q2	2025 Q1	2024 Year to Date June 30,	2024 Q4	2024 Q3	2024 Q2	2024 Q1
Adjusted Diluted EPS (b)								
Reported diluted EPS	$ 7.24	$ 3.73	$ 3.51	$ 6.79	$ 3.60	$ 3.22	$ 3.44	$ 3.35
Add: Pension settlement charge	—	—	—	—	0.01	0.01	—	—
Add: Cost reduction program and other charges	0.08	—	0.08	(0.01)	(0.02)	0.29	—	(0.01)
Add: Purchase accounting impacts - Linde AG (c)	0.72	0.36	0.36	0.82	0.38	0.42	0.41	0.41
Total adjustments	0.80	0.36	0.44	0.81	0.37	0.72	0.41	0.40
Adjusted diluted EPS	$ 8.04	$ 4.09	$ 3.95	$ 7.60	$ 3.97	$ 3.94	$ 3.85	$ 3.75
Reported percentage change	7 %	8 %	5 %					
Adjusted percentage change	6 %	6 %	5 %					

	Third Quarter 2025		Full Year 2025	
Adjusted Diluted EPS Guidance (d)	Low End	High End	Low End	High End
2025 Adjusted Guidance	$ 4.10	$ 4.20	$ 16.30	$ 16.50
Adjusted percentage changes versus 2024 adjusted diluted EPS	4 %	7 %	5 %	6 %
Add: Estimated currency headwind/(tailwind)	(1)%	(1)%	(1)%	(1)%
Adjusted percentage change excluding currency	3 %	6 %	4 %	5 %

(Millions of dollars)	2025 Year to Date June 30,	2025 Q2	2025 Q1	2024 Year to Date June 30,	2024 Q4	2024 Q3	2024 Q2	2024 Q1
Adjusted EBITDA and % of Sales								
Net Income - Linde plc	$ 3,439	$ 1,766	$ 1,673	$ 3,290	$ 1,725	$ 1,550	$ 1,663	$ 1,627
Add: Noncontrolling interests	74	40	34	75	44	53	37	38
Add: Net pension and OPEB cost (benefit), excluding service cost	(115)	(59)	(56)	(99)	(46)	(45)	(49)	(50)
Add: Interest expense	127	67	60	135	53	68	70	65
Add: Income taxes	1,084	573	511	971	533	498	508	463
Add: Depreciation and amortization	1,852	942	910	1,907	913	960	958	949
EBITDA	6,461	3,329	3,132	6,279	3,222	3,084	3,187	3,092
Add: Cost reduction program and other charges	55	—	55	—	—	145	—	—
Add: Purchase accounting impacts - Linde AG (c)	48	22	26	43	22	24	19	24
Total adjustments	103	22	81	43	22	169	19	24
Adjusted EBITDA	$ 6,564	$ 3,351	$ 3,213	$ 6,322	$ 3,244	$ 3,253	$ 3,206	$ 3,116
Reported sales	$ 16,607	$ 8,495	$ 8,112	$ 16,367	$ 8,282	$ 8,356	$ 8,267	$ 8,100
% of sales								
EBITDA	38.9%	39.2%	38.6%	38.4%	38.9%	36.9%	38.6%	38.2%
Adjusted EBITDA as a % of Sales	39.5%	39.4%	39.6%	38.6%	39.2%	38.9%	38.8%	38.5%

(a) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

(b) Net of income taxes which are shown separately in "Adjusted Income Taxes and Effective Tax Rate".

(c) The company believes that its non-GAAP measures excluding merger Purchase accounting impacts - Linde AG are useful to investors because: (i) the 2018 business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by merger purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of merger purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding merger purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.

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A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:
Adjusted Operating Profit and Margin: The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger and the allocation of fair value step-up for ongoing Linde AG asset disposals (reflected in Other Income/(Expense)).
Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.
Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.
Adjusted Noncontrolling Interests: Represents the noncontrolling interests' ownership portion of the adjustments described above determined on an entity by entity basis.

Page 10 of 10

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(UNAUDITED)

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

	2025		2024			
(Millions of dollars)	Q2	Q1	Q4	Q3	Q2	Q1
Operating Cash Flow	$ 2,211	$ 2,161	$ 2,809	$ 2,731	$ 1,929	$ 1,954
Less: Capital Expenditures	(1,257)	(1,270)	(1,250)	(1,066)	(1,133)	(1,048)
Free Cash Flow	$ 954	$ 891	$ 1,559	$ 1,665	$ 796	$ 906

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Debt	$25,920	$23,897	$21,623	$22,262	$21,518	$20,319
Less: Cash and cash equivalents	(4,786)	(5,294)	(4,850)	(5,187)	(4,626)	(4,848)
Net debt	21,134	18,603	16,773	17,075	16,892	15,471
Less: Purchase accounting impacts - Linde AG	(4)	(4)	(4)	(4)	(4)	(5)
Adjusted net debt	$21,130	$18,599	$16,769	$17,071	$16,888	$15,466

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders' equity).

	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Reported net income - Linde plc	$ 1,766	$ 1,673	$ 1,725	$ 1,550	$ 1,663	$ 1,627
Add: noncontrolling interests	40	34	44	53	37	38
Add: interest expense - net	67	60	53	68	70	65
Less: tax benefit on interest expense - net *	(16)	(14)	(13)	(16)	(17)	(16)
Reported NOPAT	$ 1,857	$ 1,753	$ 1,809	$ 1,655	$ 1,753	$ 1,714
Adjusted net income - Linde plc	$ 1,937	$ 1,880	$ 1,899	$ 1,896	$ 1,859	$ 1,821
Add: adjusted noncontrolling interests	43	37	47	40	40	41
Add: adjusted interest expense - net	67	60	53	68	71	67
Less: tax benefit on interest expense - net *	(16)	(14)	(13)	(16)	(17)	(17)
Adjusted NOPAT	$ 2,031	$ 1,963	$ 1,986	$ 1,988	$ 1,953	$ 1,912

*Tax benefit on interest expense - net is generally presented using the reported effective rate.

	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
4-quarter trailing reported NOPAT	$ 7,074	$ 6,970	$ 6,931	$ 6,753	$ 6,727	$ 6,626
4-quarter trailing adjusted NOPAT	$ 7,968	$ 7,890	$ 7,839	$ 7,697	$ 7,560	$ 7,450

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(Millions of dollars)	2025 Q2	2025 Q1	2024 Q4	2024 Q3	2024 Q2	2024 Q1
Equity and redeemable noncontrolling interests:						
Redeemable noncontrolling interests	$ 13	$ 13	$ 13	$ 13	$ 13	$ 13
Linde plc shareholders' equity	38,515	38,032	38,092	39,173	38,179	38,829
Noncontrolling interests	1,458	1,418	1,383	1,417	1,359	1,387
Total equity and redeemable noncontrolling interests	$39,986	$39,463	$39,488	$40,603	$39,551	$40,229
Reported capital	$61,120	$58,066	$56,261	$57,678	$56,443	$55,700
Total equity and redeemable noncontrolling interests	$39,986	$39,463	$39,488	$40,603	$39,551	$40,229
Add: Adjusted net debt	21,130	18,599	16,769	17,071	16,888	15,466
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,256	24,256
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$34,992	$31,938	$30,133	$31,550	$30,315	$29,571

(a) Represent opening balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.

	2025 Q2	2025 Q1	2024 Q4	2024 Q3	2024 Q2	2024 Q1
Ending capital (see above)	$61,120	$58,066	$56,261	$57,678	$56,443	$55,700
5-quarter average ending capital	$57,914	$56,830	$56,377	$55,994	$55,535	$55,277
Ending adjusted capital (see above)	$34,992	$31,938	$30,133	$31,550	$30,315	$29,571
5-quarter average ending adjusted capital	$31,786	$30,701	$30,248	$29,865	$29,404	$29,144
After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	12.2 %	12.3 %	12.3 %	12.1 %	12.1 %	12.0 %
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	25.1 %	25.7 %	25.9 %	25.8 %	25.7 %	25.6 %